Exhibit 21.1

IPC Alternative Real Estate Income Trust, Inc.

List of Subsidiaries

Name	Doing Business As	% of Ownership	Place of Incorporation or Organization
IPC Alternative Real Estate Operating Partnership, LP	N/A	[1]	Delaware
ALT Self-Storage AL, L.L.C.	N/A	[1]	Delaware
ALT Self-Storage GA, L.L.C.	N/A	[1]	Delaware
ALT PP Storage Acquisition, L.L.C.	N/A	[1]	Delaware
ALT Pleasant Prairie Storage, L.L.C.	N/A	[1]	Delaware
ALT WB Storage Acquisition, L.L.C.	N/A	[1]	Delaware
ALT West Bend Storage, L.L.C.	N/A	[1]	Delaware
IPCAAF MOB Portfolio I, L.L.C.	N/A	[1]	Delaware
MOB 685 Chandler, L.L.C.	N/A	[1]	Delaware
MOB 695 Chandler, L.L.C.	N/A	[1]	Delaware
MOB 5494 Dallas, L.L.C.	N/A	[1]	Delaware
MOB 18540 San Antonio, L.L.C.	N/A	[1]	Delaware
MOB Chicago, L.L.C.	N/A	[1]	Delaware
MOB Elmhurst, L.L.C.	N/A	[1]	Delaware
MOB Glendale, L.L.C.	N/A	[1]	Delaware
MOB Greendale, L.L.C.	N/A	[1]	Delaware
MOB Indianapolis, L.L.C.	N/A	[1]	Delaware
MOB Live Oak, L.L.C.	N/A	[1]	Delaware
MOB Mesa, L.L.C.	N/A	[1]	Delaware
MOB Niles, L.L.C.	N/A	[1]	Delaware
MOB Salt Lake City, L.L.C.	N/A	[1]	Delaware
MOB Scottsdale, L.L.C.	N/A	[1]	Delaware
IPCAAF MOB Portfolio II, L.L.C.	N/A	[1]	Delaware
MOB 1 New Britain, L.L.C.	N/A	[1]	Delaware
MOB 300 New Britain, L.L.C.	N/A	[1]	Delaware
MOB 700 Chandler, L.L.C.	N/A	[1]	Delaware
MOB 1431 Houston, L.L.C.	N/A	[1]	Delaware
MOB 3686 Gilbert, L.L.C.	N/A	[1]	Delaware
MOB 3855 Gilbert, L.L.C.	N/A	[1]	Delaware
MOB 5255 San Antonio, L.L.C.	N/A	[1]	Delaware
MOB 9157 San Antonio, L.L.C.	N/A	[1]	Delaware
MOB Cedar Park, L.L.C.	N/A	[1]	Delaware
MOB Garden City, L.L.C.	N/A	[1]	Delaware
MOB Kingwood, L.L.C.	N/A	[1]	Delaware
MOB Oklahoma City, L.L.C.	N/A	[1]	Delaware
MOB Peoria, L.L.C.	N/A	[1]	Delaware
MOB Phoenix, L.L.C.	N/A	[1]	Delaware
MOB Raleigh, L.L.C.	N/A	[1]	Delaware
MOB West Jordan, L.L.C.	N/A	[1]	Delaware
IPC Alternative REIT TRS, L.L.C.	N/A	[1]	Delaware
University Lofts, L.L.C.	N/A	[1]	Delaware

[1]

As of June 30, 2026, the registrant held an approximately 10.9% controlling interest in IPC Alternative Real Estate Operating Partnership, LP (the “Operating Partnership”). All other subsidiaries listed are owned through the Operating Partnership; however, the registrant’s economic interest in such subsidiaries is limited to its interest in the Operating Partnership.